SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2022

Touchpoint Group Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36530	46-3561419
State of Incorporation	Commission File Number	IRS Employer I.D. Number

4300 Biscayne Blvd,Suite 203

 Miami, Florida 33137

(Address of Principal Executive Offices)

Registrant’s telephone number: (305) 420-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TGHI	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Mast Hill

On March 29, 2022, we consummated a Securities Purchase Agreement with Mast Hill Fund, L. P. (“Mast Hill”), whereby in consideration of $562,500 we issued to Mast Hill a senior secured convertible promissory note (“Note”) in the principal amount of $625,000 and common stock purchase warrants to purchase 175,000,000 shares of our common stock (the “First Warrant”) and 245,000,000 shares of our common stock (the “Second Warrant”), respectively. The principal amount of the Note and all interest accrued thereon is payable on March 28, 2023. The Note provides for interest at the rate of 12% per annum, payable at maturity, and is convertible into shares of our common stock at a price of $0.002 per share, subject to anti-dilution adjustments in the event of certain corporate events as set forth in the Note. In addition, subject to certain limited exceptions, if at any time while the Note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our common stock or securities or rights convertible into or exercisable for shares of our common stock, at a price below the then conversion price of the Note, the holder of the Note shall have the right to reduce the conversion price to such lower price. Further, if we or one of our subsidiaries issues any security or amends any security outstanding upon issuance of the Note and Mast Hill reasonably believes that such security contains a term in favor of the holder thereof which is more favorable than the terms contained in the Note, such as provisions relating to prepayment, original issue discounts and interest rates, then upon request of Mast Hill, such term shall become part of the transaction documents exchanged with Mast Hill in connection with the sale of the Note.

In addition to the obligation to repay the Note at maturity, the Note provides that if at any time prior to repayment or full conversion of the Note we receive cash proceeds from various sources, including payments from customers, Mast Hill has the right to demand that up to 50% of the amount received be applied to the payment of amounts due under the Note. The Note also grants to Mast Hill a right of first refusal to provide financing to us on such terms as might be offered by a third party.

Payment of all amounts due under the Note is secured by a lien on substantially all of our assets and those of our subsidiaries in accordance with the terms of the Security Agreement entered into concurrently with the Note.

The First Warrant is exercisable until March 28, 2027, at a price of $0.002 per share, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the First Warrant remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our common stock or securities or rights convertible into or exercisable for shares of our common stock, at a price below the then exercise price of the First Warrant, the holder of the First Warrant shall have the right to reduce the exercise price to such lower price. The First Warrant may also be exercised by means of a “cashless exercise” in accordance with the formula provided in the Warrant.

The Second Warrant only becomes exercisable upon the occurrence of an Event of Default (as defined in the Note) and, upon such occurrence, remains exercisable for a period of five years and will be cancelled if the Note is satisfied by its maturity date and prior to an Event of Default. The price payable upon exercise of the Second Warrant is $0.002 per share, subject to customary anti-dilution adjustments. The First Warrant may also be exercised by means of a “cashless exercise” in accordance with the formula provided in the Warrant.

Each of the Note, the First Warrant and the Second Warrant contains a “blocker” limiting the number of shares which may be acquired at any time to such amount as would not cause the holder of the Note and Warrants, and its affiliates as defined in the Note, to be deemed to hold more than 4.99% of the number of shares of common stock outstanding as of the date of the proposed acquisition.

Concurrently with the issuance of the Note, Mast Hill agreed to amend certain provisions of the transaction documents dated October 29, 2021, entered into in connection with its acquisition of our convertible promissory note in the amount of $810,000 (the “Convertible Note.”) Specifically, Mast Hill agreed that in lieu of the leak-out provisions contain in Section 4.17 of the Convertible Note, which provisions were deleted in their entirety, during the period commencing as of the date of such amendment and ending as of the earlier of (i) the maturity date of the Note or (ii) the date that we consummate an offering of our common stock that results in the immediate listing of our common stock on one of a group of designated stock exchanges (“an “Uplist Offering”), the gross dollar amount of the number of shares of our common stock sold by Mast Hill on any trading day shall be limited to the greater of (i) a gross dollar amount of $5,000.00 or (ii) 15% of the daily dollar volume (as defined in this Amendment) on the respective trading day. In addition, Mast Hill waived its right under Section 1.10 of the Convertible Note to require that we pay to it up to 21% of up to $851,000 of cash proceeds received by us after the date of the Amendment, other than amounts received from Mast Hill,

Talos Victory Fund, LLC and Quick Capital, LLC

Concurrently with the sale of the Note, each of Talos Victory Fund, LLC and Quick Capital, LLC agreed to amend certain provisions of the transaction documents dated November 3, 2021 and December 10, 2021, whereby Talos acquired a $540,000 convertible note (the “Talos Note”) and a warrant to purchase 15,810,000 shares of our common stock (the “Talos Warrant”) and Quick acquired a $200,000 convertible note (the “Quick Note”) and a warrant to purchase 6,500,000 shares of our common stock (the “Quick Warrant”).

The Amendments with Talos and Quick provide that their Notes shall only be convertible into our common stock after the earlier of (i) the respective maturity dates of their Notes (November 3, 2022, in the case of Talos, and December 10, 2022, in the case of Quick) and (ii) the day we complete an Uplist Offering. The Amendments further provide that Section 4.17, the leak out provisions of each Note, are deleted from the Notes. The Amendments provide for a new leak out period which began March 28, 2022, and expires on the earlier of the maturity date of the holder’s Note and the date of completion of an Uplist Offering. The Talos Amendment calls for payments of $15,000 and $54,000 towards amounts due on the Talos Note on or before April 6 and July 29, 2022, respectively. The Quick Amendment provides for a payment of $20,000 towards amounts due on the Quick Note on or before July 29, 2022. The Amendments provide for a prepayment penalty of 15% of the Notes and increases from 21% to 36%, in the case of Talos, and from 5% to 11% in the case of Quick, the amount that Talos or Quick, respectively, has the right to demand be paid to it if prior to repayment or full conversion of its Note we receive cash proceeds from various sources, including payments from customers.

The Amendments eliminate from the anti-dilution provisions of Section 2(b) of the Talos Warrant and the Quick Warrant, the right to increase the number of shares which may be purchased upon exercise of the Warrant in the event of a decrease in the exercise price of the Warrant as a result of a dilutive issuance, and waive any increase in the number of shares which may be purchased pursuant to the Talos Warrant or Quick Warrant as a result of a dilutive issuance prior to March 28, 2022. Each of Talos and Quick also waived any rights it may have under its Note and Warrant (and the Purchase Agreement pursuant to which they were acquired) as a result of the issuance to Mast Hill of up to $900,000 in new notes, including the Note.

In consideration of their agreement to enter into the amendments, we issued to Talos a warrant to purchase 10,000,000 shares of our common stock (the “New Talos Warrant”) and to Quick a warrant to purchase 4,000,000 shares of our common stock (the “New Quick Warrant”). The new Warrants are exercisable for a period of five years. The exercise price of the new warrants is initially $0.002, provided that if we complete an Uplist Offering, the exercise price increases to the price per share at which the Uplist Offering is concluded. In either event, the exercise price is subject to anti-dilution adjustments in the event of certain corporate events as set forth in the Warrant. In addition, subject to certain limited exceptions, if at any time while the Warrant remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our common stock or securities or rights convertible into or exercisable for shares of our common stock, at a price below the then exercise price of the Warrant, the holder shall have the right to reduce the exercise price to such lower price.

For a complete statement of the terms and conditions of the documents described above, please see the exhibits to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment orf Principal Officers.

As set forth in our Information Statement dated January 3, 2022, on December 23, 2021, a majority of our shareholders voted to remove Aling Zhang and Pengfei Li from their positions as member of our Board of Directors. Such removals were deemed to have become effective January 23, 2022, twenty days after the Information Statement was made publicly available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated March 28, 2022, between Touchpoint Group Holdings, Inc. and Mast Hill Fund, L. P.

10.2	Senior Secured Promissory Note dated March 28, 2022, issued to Mast Hill Fund, L. P.

10.3	Security Agreement dated March 28, 2022, in favor of Mast Hill Fund, L. P.

10.4	Common Stock Purchase Warrant to Purchase 175,000,000 shares of common stock dated March 28, 2022.

10.5	Common Stock Purchase Warrant to Purchase 245,000,000 shares of common stock dated March 28, 2022.

10.6	Amendment #1 dated March 28, 2022, between Touchpoint Group Holdings, Inc. and Mast Hill Fund, L. P.

10.7	Amendment #1 dated March 28, 2022, between Touchpoint Group Holdings, Inc. and Talos Victory Fund, LLC.

10.8	Amendment #1 dated March 28, 2022, between Touchpoint Group Holdings, Inc. and Quick Capital, LLC.

10.9	Common Stock Purchase Warrant to Purchase 10,000,000 shares of common stock dated March 28, 2022

10.10	Common Stock Purchase Warrant to Purchase 4,000,000 shares of common stock dated March 28, 2022

10.11	Amendment #1 to Senior Secured Promissory Note issued to Mast Hill Fund, L. P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2022

TOUCHPOINT GROUP HOLDINGS INC.

By:	/s/ Martin Ward
Mark Ward, Chief Financial Officer